HUB GROUP, INC.
                            HUB CITY TERMINALS, INC.
                          AMENDMENT TO CREDIT AGREEMENT


Harris Trust and Savings Bank                 LaSalle Bank National Association
Chicago, Illinois                             Chicago, Illinois

U.S. Bank National Association                National City Bank
Des Plaines, Illinois                         Cleveland, Ohio

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of April 30, 1999 (the "CREDIT AGREEMENT"), as amended and currently in effect, by and among Hub Group, Inc. (the "PUBLIC HUB COMPANY"), Hub City Terminals, Inc. for itself and as successor by merger to Hub Holdings, Inc. ("HUB CHICAGO"; together with the Public Hub Company, the "BORROWERS") and you (the "LENDERS"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Borrowers have requested that the Lenders modify certain financial covenants and make certain other amendments to the Credit Agreement and the Lenders are willing to do so under the terms and conditions set forth in this amendment (herein, the "AMENDMENT").

1.       AMENDMENTS.

         Subject to the satisfaction of the conditions precedent set forth in
Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

       1.01. The definition of "EDITDAM" appearing in Section 4.1 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                           ""EBITDAM" means, with reference to any period, Net
                  Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, PLUS (ii) taxes (including federal, state and local income taxes) for such period, PLUS (iii) all amounts properly charged for depreciation and amortization during such period on the books of the Hub Group, PLUS (iv) any deduction for Minority Interest during such period, PLUS (v) if such period includes the fiscal quarters of the Public Hub Company ending on December 31, 2000 or March 31, 2001, non-cash charges during such quarters on the books of the Hub Group in

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                  accordance with GAAP aggregating up to $5,100,000 (for both such quarters taken together), plus (vi) all other non-cash charges during such period on the books of the Hub Group in accordance with GAAP to the extent the aggregate amount of such other non-cash charges do not exceed $2,500,000 during any period of four consecutive fiscal quarters of the Public Hub Company (prorated appropriately downward (or upward) for any shorter (or longer) period); PLUS (vii) if such period includes the fiscal quarters of the Public Hub Company ending on December 31, 2000, March 31, 2001 or June 30, 2001,
                  severance payments made during such quarters aggregating up to $1,200,000 (for all such quarters taken together); PLUS (viii) if such period includes the fiscal quarters of the Public Hub Company ending on March 31, 2001, June 30, 2001, September 30, 2001 or December 31, 2001, severance payments (in addition to those accounted for in clause (vii) above) made during such quarters aggregating up to $600,000 (for all four such quarters taken together), PLUS (ix) if such period includes the fiscal quarter of the Public Hub Company ending on September 30, 2001, the write-off of the receivable due from Cho Yang Shipping Co., Ltd. during such quarter on the books of the Hub Group in an amount not in excess of $4,740,000, PLUS (x) if such period includes the fiscal quarter of the Public Hub Company ending on December 31, 2002 or March 31, 2003, restructuring charges during such quarters on the books of the Hub Group in accordance with GAAP (including cash severance payments) in an aggregate amount not in excess of $1,000,000."

       1.02. Sections 7.8, 7.9 and 7.10 of the Credit Agreement shall be amended and as so amended shall be restated in their entirety to read, respectively, as follows:

                           "SECTION 7.8.  FIXED CHARGE COVERAGE RATIO.  The Hub
                  Group shall not, as of the close of each fiscal quarter of the Public Hub Company specified below, permit the Fixed Charge Coverage Ratio as of such date to be less than:

                                                     FIXED CHARGE COVERAGE RATIO
           AS OF THE FISCAL QUARTER ENDING ON:         SHALL NOT BE LESS THAN:
                        9/30/02                               0.90 to 1
                       12/31/02                               0.875 to 1
                        3/31/03                               0.80 to 1
                        6/30/03                               0.95 to 1
                        9/30/03                               1.00 to 1
               12/31/03 and at all times                      1.05 to 1
                      thereafter

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                  Notwithstanding anything contained in this Agreement to the contrary, for purposes of computing the Hub Group's compliance with this Section, the Hub Group's adjustment of earnings for the 2001 fiscal year (which was an aggregate EBITDAM adjustment of $1,800,000 for such year) shall be treated as if such adjustment had occurred evenly in each fiscal quarter of such year (I.E. $450,000 per fiscal quarter).

                           SECTION 7.9. MINIMUM EBITDAM. The Hub Group shall, as
                  of the close of each fiscal quarter of the Public Hub Company specified below, maintain EBITDAM for the four fiscal quarters of the Public Hub Company then ended of not less than:

                         AS OF THE FISCAL                    EBITDAM SHALL
                        QUARTER ENDING ON:                 NOT BE LESS THAN:
                            9/30/02                          $24,000,000
                           12/31/02                          $21,500,000
                            3/31/03                          $20,000,000
                            6/30/03                          $24,000,000
                            9/30/03                          $25,000,000
                    12/31/03 and at all times                $26,000,000
                           thereafter

                  Notwithstanding anything contained in this Agreement to the contrary, for purposes of computing the Hub Group's compliance with this Section, the Hub Group's adjustment of earnings for the 2001 fiscal year (which was an aggregate EBITDAM adjustment of $1,800,000 for such year) shall be treated as if such adjustment had occurred evenly in each fiscal quarter of such year (I.E. $450,000 per fiscal quarter).

                           SECTION 7.10. CASH FLOW LEVERAGE RATIO. The Hub Group shall not, as of the close of each fiscal quarter of the Public Hub Company specified below, permit the Cash Flow Leverage Ratio as of such date to be more than:

                        AS OF THE FISCAL                  CASH FLOW LEVERAGE
                         QUARTER ENDING                   RATIO SHALL NOT BE
                               ON:                            MORE THAN:
                            9/30/02                           4.75 to 1
                           12/31/02                           5.25 to 1
                            3/31/03                           5.50 to 1
                            6/30/03                           4.50 to 1
                            9/30/03                           4.25 to 1
                   12/31/03 and at all times                  4.00 to 1
                          thereafter

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

                  Notwithstanding anything contained in this Agreement to the contrary, for purposes of computing the Hub Group's compliance with this Section, the Hub Group's adjustment of earnings for the 2001 fiscal year (which was an aggregate EBITDAM adjustment of $1,800,000 for such year) shall be treated as if such adjustment had occurred evenly in each fiscal quarter of such year (I.E. $450,000 per fiscal quarter)."

       1.03. Section 7.13(m) of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                  "(m) intentionally omitted;"

       1.04. Section 7.26 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                           "7.26. CAPITAL EXPENDITURES. The Hub Group shall not
                  expend or become obligated for Capital Expenditures during the fiscal year ending December 31, 2002 in an aggregate amount in excess of $15,000,000 and shall not expend or become obligated for Capital Expenditures during the fiscal year ending December 31, 2003 in an aggregate amount in excess of $9,000,000."

2.       CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

       2.01. The Borrowers, the Guarantors and the Required Lenders shall have executed and delivered this Amendment.

       2.02. The Senior Note Offering shall have been modified by written instrument (the "SENIOR NOTE AMENDMENT") in form and substance reasonably satisfactory to the Agent to effect a modification of the terms and conditions thereof such that the same are no more burdensome on the Borrowers than the corresponding provisions of the Credit Agreement after giving effect to the modifications contemplated by this Amendment.

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

       2.03. The Borrowers shall have paid to the Agent, for the ratable benefit of the Lenders which have executed and delivered to counsel for the Agent a counterpart of this Amendment no later than 5:00 p.m. (Chicago time) on October 15, 2002, an amendment fee in an amount equal to 0.15% of such executing Lenders' Revolving Credit Commitments and outstanding Term Loans (the "AMENDMENT FEE"), such Amendment Fee to be fully earned and due and payable to such executing Lenders upon such Lenders' execution of this Amendment.

       2.04. The Borrowers and the Guarantors shall have executed and delivered the Collateral Documents.

       2.05. Legal matters incident to the execution and delivery of this Amendment, the Senior Note Amendment and the Collateral Documents shall be reasonably satisfactory to the Agent and its counsel.

3.       REPRESENTATIONS.

         In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent to the Lenders that as of the date hereof, the representations and warranties set forth in Section 5 of the Credit Agreement are and remain true and correct in all material respects (except to the extent the same expressly relate to an earlier date and except that for purposes of this paragraph the representations contained in Section 5.5 shall be deemed to refer to the most recent financial statements of the Public Hub Company delivered to the Lenders) and the Borrowers are in full compliance with all of the terms and conditions of the Credit Agreement after giving effect to this Amendment and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

4.       MISCELLANEOUS.

       4.01. Each Borrower and each Guarantor acknowledges and agrees that, except as modified by this Amendment, all of the Loan Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Obligations as modified hereby. Each Borrower and each Guarantor further acknowledges and agrees that all references in such Loan Documents to the Obligations shall be deemed a reference to the Obligations as so modified. Each Borrower and each Guarantor further agrees to execute and deliver any and all instruments or documents as may be reasonably required by the Agent or the Required Lenders to confirm any of the foregoing.

       4.02. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as specifically amended hereby.

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

       4.03. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

       4.04. The Borrowers agree to pay, jointly and severally, all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, the Collateral Documents, the Intercreditor Agreement and the documents and transactions contemplated hereby, including the reasonable fees and expenses of counsel for the Agent with respect to the foregoing.


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


         Dated as of October 15, 2002.


                                HUB GROUP, INC., a Borrower
                                HUB CITY TERMINALS, INC., a Borrower



                                By
                                   David P. Yeager
                                   Chief Executive Officer for each of the above Companies



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         Accepted and agreed to as of the date and year last above written.

                                   HARRIS TRUST AND SAVINGS BANK


                                   By
                                      Name:_____________________________________
                                      Title:____________________________________


                                   U.S. BANK NATIONAL ASSOCIATION


                                   By
                                      Name:_____________________________________
                                      Title:____________________________________


                                   LASALLE BANK NATIONAL ASSOCIATION


                                   By
                                      Name:_____________________________________
                                      Title:____________________________________


                                   NATIONAL CITY BANK


                                   By
                                      Name:_____________________________________
                                      Title:____________________________________




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



                               GUARANTORS' CONSENT

         The undersigned heretofore executed and delivered to the Lenders the Guaranty Agreement. The undersigned hereby consent to the Amendment to the Credit Agreement as set forth above and confirm that the Guaranty Agreement and all of the obligations of the undersigned thereunder remain in full force and effect. The undersigned further agree that their consent to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty Agreement.

                                    HUB CHICAGO HOLDINGS, INC., a Guarantor


                                    By
                                       David P. Yeager
                                       Chief Executive Officer



                                    HLX COMPANY, L.L.C., a Guarantor


                                    By
                                       David P. Yeager
                                       Vice Chairman and Chief Executive Officer



                                    QSSC, INC.
                                    QUALITY SERVICES, L.L.C.,
                                    QUALITY SERVICES OF KANSAS, L.L.C.
                                    QUALITY SERVICES OF NEW JERSEY, L.L.C.
                                    Q.S. OF ILLINOIS, L.L.C.
                                    Q.S. OF GEORGIA, L.L.C.


                                    By
                                       David P. Yeager
                                       Chief Executive Officer for each of the
                                       above Guarantors



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                                    HUB GROUP ALABAMA, LLC
                                    HUB GROUP ATLANTA, LLC
                                    HUB GROUP BOSTON, LLC
                                    HUB GROUP CANADA, L.P.
                                    HUB GROUP CLEVELAND, LLC
                                    HUB GROUP DETROIT, LLC
                                    HUB GROUP FLORIDA, LLC
                                    HUB GROUP GOLDEN GATE, LLC
                                    HUB GROUP INDIANAPOLIS, LLC
                                    HUB GROUP KANSAS CITY, LLC
                                    HUB GROUP LOS ANGELES, LLC
                                    HUB GROUP MID ATLANTIC, LLC
                                    HUB GROUP NEW ORLEANS, LLC
                                    HUB GROUP NEW YORK STATE, LLC
                                    HUB GROUP NEW YORK-NEW JERSEY, LLC
                                    HUB GROUP NORTH CENTRAL, LLC
                                    HUB GROUP OHIO, LLC
                                    HUB GROUP PHILADELPHIA, LLC
                                    HUB GROUP PITTSBURGH, LLC
                                    HUB GROUP PORTLAND, LLC
                                    HUB GROUP ST. LOUIS, LLC
                                    HUB GROUP TENNESSEE, LLC
                                    HUB CITY TEXAS, L.P.
                                    HUB GROUP TRANSPORT, LLC
                                    HUB GROUP ASSOCIATES, INC.
                                    HUB FREIGHT SERVICES, INC.
                                    HUB HIGHWAY SERVICES
                                    HUB GROUP DISTRIBUTION SERVICES, LLC


                                    By
                                          David P. Yeager
                                          Chief Executive Officer for each of
                                          the above Guarantors



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